EXHIBIT 99.1

Zomedica Announces Record Fourth Quarter Revenue of $10.5 Million and Full Year Revenue of $32.0 Million for 2025, Reflecting 17% Annual Growth; Achieves 68% Gross Margin and Maintains $53.3 Million in Liquidity

Zomedica surpasses $10 million in quarterly revenue for the first time and delivers record year-over-year revenue for 20th straight quarter.

ANN ARBOR, MI / ACCESSWIRE / March 16, 2026 / Zomedica Corp. (OTCQB: ZOMDF) ("Zomedica" or the "Company"), an animal health company offering point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the fourth quarter and year ended December 31, 2025.

“Delivering 17% growth and achieving record year-over-year revenue for the 20th straight quarter demonstrates the consistency and resilience of our business. Crossing $10 million in quarterly sales, up from the prior record of $8 million set in the third quarter, marks an important milestone for our company and reinforces our belief that our long-term strategy is working,” said Larry Heaton, Chief Executive Officer of Zomedica.

“Driven by strong and sustained demand for our PulseVet® and Assisi® therapeutic device products, accelerating adoption of our diagnostic offerings, particularly the expanding TRUFORMA® platform, and continued momentum in our newly introduced Development Services segment, we delivered the strongest quarter in our company’s history as measured by revenue and adoption metrics.

“2025 was a pivotal and highly productive year for Zomedica as we continued to execute on our strategy to build a leading equine and companion animal healthcare company.

“Our new Development Services business segment, which generated revenue of $3.1 million (primarily in the second half of the year), has opened new revenue opportunities by leveraging our development, engineering, and contract manufacturing expertise. We remain optimistic about our ability to generate material revenue from this new segment and continue to drive operating leverage.

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“We made meaningful organic progress through expansion of our installed base, increased recurring consumable revenue, and enhanced product offerings through purposeful and targeted innovation and development efforts.

“International sales grew an impressive 18%, driven by a combination of organic growth and orders from new distributor partners. We are especially pleased with the success of recent initiatives to expand our reach and look forward to building on this momentum in the coming year.

“Gross margin, a key component of reaching profitability, was 68% for the year.

“Cost-reduction initiatives remained a primary focus across the company, and we were pleased with the results as our disciplined approach to cost management resulted in an OPEX reduction of $3.9 million, or 7%, from the prior year.

“With lower OPEX spend, reduced CAPEX, and decreased M&A activity, our cash burn for the year was $18.1 million, including a significantly reduced $1.1 million in the fourth quarter, both the lowest in our history since commercialization. These efforts reflect greater efficiency across the organization and position us for stronger, more sustainable growth.

“As we enter 2026, our priorities remain clear: accelerate global adoption of our innovative portfolio and continue driving toward cash flow breakeven and profitability. We believe Zomedica is well positioned to build on the momentum generated in 2025 and to deliver long-term value” concluded Mr. Heaton.

2025 Fourth Quarter Financial Highlights

•	Revenue for the fourth quarter of 2025 grew 33% to $10.5 million, highlighted by 20% growth in consumables and continued performance from our newly introduced Development Services segment.

•	Gross margin was 69%, representing our best-performing quarter of the year.

•	Operating expenses, excluding impairment, decreased $1.4 million, or 10%, as compared to the fourth quarter of 2024.

•	Cash burn for the quarter was $1.1 million, representing the lowest quarter- over-quarter decline in cash since commercialization.

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Reported financial metrics, including year-over-year and sequential percentage changes, are calculated using actual results and may not match calculations based on the rounded figures presented in this press release. Please refer to the Company’s Form 10-K for additional detail.

2025 Full Year Review

Revenue for the year ended December 31, 2025 was $32.0 million, compared to $27.3 million for the year ended December 31, 2024, an increase of $4.7 million or 17%.

Revenue by Product Segment:

•	Diagnostics segment revenue, comprised of our TRUFORMA®, TRUVIEW®, and VETGuardian® products, was $2.8 million, up 15% over 2024 revenues.

•	Therapeutic Device segment revenue, comprised of our PulseVet® and Assisi® products, was $26.1 million, up 5% from 2024 revenues.

•	Development Services segment revenue, related to our continued pursuit of strategic opportunities and value capture within adjacent market sectors, was $3.1M for the year.

Revenue by Product Category:

•

Consumable revenues grew to $20.7 million, up 16% over 2024 revenues, driven primarily by accelerating TRUFORMA adoption and continued strong PulseVet trode sales from both new installations and reorders. We anticipate this recurring revenue stream will continue to grow as additional devices are installed.

•	Capital revenues, comprised of PulseVet and VETGuardian product sales, were $9.3 million, down 2% over 2024 revenues

•	Engineering Services revenues, associated with our Development Services segment, were $2.0M for the year.

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Margins remained strong at 68%.

Operating expenses for 2025 include non-cash impairment charges of $55.8 million triggered by the decline in the Company’s market capitalization, a function of the Company’s share price.

Total operating expenses, including these non-cash impairment charges, were $106.0 million for the year ended December 31, 2025, compared to $70.1 million in 2024. Excluding impairment charges, adjusted operating expenses were $50.2 million in 2025, representing a decrease of $3.9 million, or 7%, from 2024.

Research and development expenses were $7.2 million, slightly lower than the prior year, reflecting continued investment in internal capabilities to develop, test, and manufacture our next generation of therapeutic and diagnostic products.

Selling and marketing expenses were $18.5 million, compared to $17.2 million for the year ended December 31, 2024, an increase of $1.3 million or 8%, primarily driven by increased headcount and higher commissions associated with revenue growth.

General and administrative expenses were $24.5 million, compared to $29.7 million for the year ended December 31, 2024, a decrease of $5.2 million or 17%.

Net loss for the year ended December 31, 2025, including the non-cash impairment expense discussed above, was $81.9 million, compared to a net loss of $47.0 million for the year ended December 31, 2024, which also includes non-cash impairment expense.

*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the year ended December 31, 2025, was $74.1 million compared to a loss of $40.7 million for the year ended December 31, 2024, with both periods including impairment expense of $55.8 million and $16.0 million, respectively.

**Adjusted Non-GAAP EBITDA loss (excluding the non-recurring and non-cash items noted above) improved to $17.1 million, compared to $20.2 million for the year ended December 31, 2024.

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Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $53.3 million as of December 31, 2025.

As of December 31, 2025, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Monday, March 16, 2026, along with other public filings.

Zomedica’s Fourth Friday at Four Webinar:

Zomedica Corp. is pleased to announce the next installment of its Fourth Friday at Four Webinar series, scheduled this month on Friday, March 27, 2026 at 4:00 PM ET, during which we will also review and discuss our full-year financial performance.

For more information visit www.zomedica.com.

About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians with innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi Loop® line of therapeutic devices, along with the TRUFORMA® diagnostic platform, TRUVIEW® digital cytology system, VETGuardian® no-touch monitoring system, and VETIGEL® hemostatic gel, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. In addition, the Company offers product development services in the form of engineering services and contract manufacturing to clients in both the animal and human health markets. Headquartered in Michigan, Zomedica employs approximately 135 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 17% in 2025 to $32 million and maintains a strong balance sheet with approximately $53 million in liquidity as of December 31, 2025. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

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Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether the new Development Services business segment will continue to generate revenue; the outcome of clinical studies; the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

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Investor Relations Contact:

Zomedica Investor Relations

1-734-369-2555

SOURCE: Zomedica Corp.

Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to severance, specialized accounting, tax, and audit services, new facility integration / start-up costs, and other one-time items.

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ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,
	2025	2024

Net loss and comprehensive loss	$(4,563)	$(7,406)
Amortization expense	1,397	1,606
Depreciation expense	520	444
Stock-compensation expense	726	345
Interest income	(515)	(859)
Income tax benefit	(214)	(221)
Non-GAAP EBITDA loss	$(2,649)	$(6,091)
Impairment expense	-	-
Proforma adjustments (1)	523	662
Adjusted Non-GAAP EBITDA loss	$(2,126)	$(5,429)

(1)

Proforma adjustments for the three months ended December 31, 2025 included $428 of one-time general and administrative expenses, $70 of one-time research and development expenses, and $25 of non-recurring losses on disposals of assets

ZOMEDICA CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Year Ended December 31,
	2025	2024

Net loss and comprehensive loss	$(81,786)	$(46,942)
Amortization expense	5,896	6,441
Depreciation expense	2,055	1,545
Stock-compensation expense	2,472	2,778
Interest income	(2,435)	(3,966)
Income tax benefit	(278)	(557)
Non-GAAP EBITDA loss	$(74,076)	$(40,701)
Impairment expense	55,833	16,024
Proforma adjustments (1)	1,149	4,461
Adjusted Non-GAAP EBITDA loss	$(17,094)	$(20,216)

(1)

Proforma adjustments for the year ended December 31, 2025 included $908 of one-time general and administrative expenses, $168 of one-time research and development expenses, $9 of one-time selling and marketing expenses, and $64 of non-recurring losses on disposals of assets

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